Exhibit 3.2

Company Number 8840579

THE Companies Act 2006

A PUBLIC Company Limited by Shares

Articles of Association

of

4D PHARMA PLC

Incorporated on 10 January 2014

Adopted by special resolution on [•] 2021

Contents

Clause	Page

1	Exclusion of default or model articles	1

2	Definitions and interpretation	1

3	Limited Liability	4

4	Shares with special rights	5

5	Uncertificated shares	5

6	Consolidation, conversion and sub-division	6

7	Allotment	6

8	Commissions	7

9	Renunciation	7

10	Interests and trusts	7

11	Variation of class rights	7

12	Form of transfers	8

13	Refusal to register a transfer	9

14	Retention of transfers	9

15	Further provisions relating to transfers	9

16	Destruction of documents	10

17	Transmission	11

18	Election of persons entitled by transmission	11

19	Rights of persons entitled by transmission	12

20	Disenfranchisement	12

21	Service of notices on non-members and Depositaries	13

22	Cessation of disenfranchisement	14

23	Conversion of uncertificated shares	14

24	Section 794 and 795 of the 2006 Act	14

25	Annual general meetings	14

26	Other general meetings	14

27	Separate general meetings	14

28	General meetings at more than one place	15

29	Electronic General Meetings	15

30	Meaning of Participate	16

31	Security at Electronic General Meetings	16

32	Other arrangements for viewing/hearing proceedings	16

33	Arrangements regarding level of attendance	16

34	Change in place and/or time of meeting	17

35	Security	17

36	Recipients of notice	17

37	Period of notice	18

38	Contents of notice	18

39	Quorum	18

40	Chair	18

41	Adjournments	19

42	Place and time of adjourned meetings	19

43	Directors’ entitlement to attend and speak	19

44	Resolutions and amendments	19

45	Methods of voting and demand for a poll	20

46	Conduct of poll and declaration of result	21

47	Continuance of meeting	21

48	Voting rights	21

49	Corporations acting by representatives	22

50	Votes of joint holders	22

51	Members incapable of managing their affairs	22

52	Calls in arrears	23

53	Objections to voting	23

54	Failure to vote in accordance with instructions	23

55	Appointment and form of proxy	23

56	Deposit of proxy	24

57	Termination of authority of proxy	26

58	Number of directors	27

59	Directors shareholding qualification	27

60	Eligibility for election	27

61	Appointment by ordinary resolution or by directors	27

62	Separate resolutions for appointment of each director	27

63	Retirement of directors by rotation	27

64	Selection of directors to retire	28

65	When directors deemed to be re-appointed	28

66	Additional powers of the Company	28

67	Disqualification of a director	29

68	Executive office	29

69	Power to appoint alternate directors	30

70	Formalities for appointment and termination	30

71	Alternate to receive notices	30

72	Alternate may be paid expenses but not remuneration	31

73	Alternate not an agent of appointor	31

74	Directors’ fees	31

75	Directors’ remuneration	31

76	Expenses	32

77	Pensions and other benefits	32

78	Business to be managed by the directors	32

79	Provision for employees	32

80	Local boards	32

81	Powers of attorney and agents	33

82	Signature on cheques, etc	33

83	Director may have interests	33

84	Power of the board to authorise conflicts of interest	34

85	Declaration of interests	35

86	Entitlement to keep information confidential	36

87	Avoiding conflicts of interest	36

88	Overriding principles	37

89	Directors’ powers to vote	37

90	Relaxation of provisions	39

91	Board meetings	39

92	Quorum, competence and voting	39

93	Power of directors if number falls below minimum	40

94	Chair	40

95	Resolutions in writing	40

96	Delegation of powers	40

97	Proceedings of committees	41

98	Validity of proceedings in spite of formal defect	41

99	General power to borrow	41

100	Maximum limit on borrowings	41

101	Interpretation of articles 100 to 105	42

102	Fluctuating rates of exchange	46

103	Changes in legislation	47

104	Validity of borrowing arrangements	47

105	Certification of Auditor	47

106	Secretary	47

107	Seals	47

108	Minutes and books	48

109	Declaration of dividends	48

110	Interim dividends	49

111	Calculation and currency of dividends	49

112	Dividends not to bear interest	49

113	Permitted deductions	49

114	Waiver of dividends	49

115	Manner of payment of dividends	50

116	Risk and discharge of Company	50

117	Receipts of joint holders	51

118	Scrip dividends	51

119	Retention and forfeiture of dividends	52

120	Dividends in specie	53

121	Fixing of record dates	53

122	Capitalisation of reserves	54

123	Issue of share certificates	55

124	Cancellation and replacement of share certificates	55

125	Power to make calls	56

126	Time when call made	56

127	Liability of and receipts by joint holders	56

128	Failure to pay call	56

129	Other sums due on shares	56

130	Power to differentiate	57

131	Payments of calls in advance	57

132	Notice on failure to pay a call	57

133	Forfeiture for non-compliance	57

134	Notice of forfeiture	58

135	Annulment of forfeiture	58

136	Disposal of forfeited shares	58

137	Extinction of rights	58

138	Lien on partly paid shares	58

139	Enforcement of lien by sale	59

140	Application of proceeds of sale	59

141	Evidence of forfeiture or lien	59

142	Power to dispose of shares of untraced members	59

143	Sale procedure and application of proceeds	60

144	Accounts	61

145	Summary of financial statements	61

146	Validity of acts of Auditor	61

147	Notices in writing	61

148	Method of giving notice to members	61

149	Notice by members	64

150	Notice to joint holders	64

151	Notice to persons entitled by transmission	64

152	Disruption of postal services	65

153	Deemed notice	65

154	Successors in title bound by notice to predecessor	65

155	Reference to notices are to notifications	65

156	Statutory requirements	65

157	Record date for delivery	65

158	Liquidator may distribute in specie	66

159	Provision for employees	66

160	Indemnity	66

161	Insurance	66

162	Forum Selection	67

Preliminary

1	Exclusion of default or model articles

No default or model articles or regulations which may apply to companies under the Statutes (including, without limitation, the regulations in Table A in the Companies (Tables A to F) Regulations 1985 (as amended) and the model articles in the Companies (Model Articles) Regulations 2008) shall apply to the Company unless expressly included in these articles.

2	Definitions and interpretation

2.1	In these articles (if not inconsistent with the subject or context):

2.1.1	the words in the first column of the table below have the meanings set out opposite to them:

2006 Act means the Companies Act 2006;

AIM means the market of that name operated by the London Stock Exchange;

AIM Rules means, together, the AIM Rules for Companies (including any Notes (as defined in the AIM Rules for Companies)) and the AIM Rules for Nominated Advisers, published by the London Stock Exchange from time to time these articles means these articles of association, as from time to time altered;

Auditor means the auditor for the time being of the Company;

board means the board of directors for the time being of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

clear days means in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

Company means 4d pharma plc (Company number 8840579);

“Depositary” means the holder of a share for the time being held on behalf of another person on the terms of a depositary agreement or a depositary receipt or a similar document;

Director means a director for the time being of the Company;

electronic form and electronic means have the meanings given in section 1168 of the 2006 Act

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electronic general meeting means a general meeting hosted on an electronic platform electronic platform includes, but is not limited to, website addresses, telephone conference and video call systems employees’ share scheme means employees’ share scheme as defined in section 1166 of the 2006 Act;

holder means in relation to any shares, the member whose name is entered in the register as the holder of those shares;

London Stock Exchange means London Stock Exchange plc;

market nominee means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange within the meaning of section 769(2), 776(3) and 778(1) of the 2006 Act;

Month means calendar month;

Nasdaq means the market known as Nasdaq operated by The Nasdaq OMX Group, Inc.;

Nasdaq Rules means the rules of Nasdaq;

Office means the registered office for the time being of the Company;

paid means paid or credited as paid;

parent undertaking means parent undertaking as defined in section 1162 of the 2006 Act;

register means the register of members to be kept under section 113 of the 2006 Act and regulation 20 of the Uncertificated Securities Regulations 2001;

seal means any common or official seal that the Company may be permitted to have under the Statutes;

secretary means the secretary of the Company or (where there are joint secretaries) any of the joint secretaries, and includes any deputy secretary, assistance secretary and any other person appointed by the board to perform any of the duties of the secretary;

securities seal means an official seal kept by the Company by virtue of section 50 of the 2006 Act;

the 2006 Act means the Companies Act 2006;

the Statutes means the 2006 Act, the Uncertificated Securities Regulations and every other act, statute, statutory instrument, regulation or order for the time being in force concerning companies and affecting the Company;

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transmission event means death, bankruptcy or any other event giving rise to the transmission of a person’s entitlement to a share by operation of law;

Uncertificated Securities Regulations means the Uncertificated Securities Regulations 2001 as amended from time to time and any Statutes which supplement or replace such Regulations;

undertaking means undertaking as defined in section 1161 of the 2006 Act;

the United Kingdom means Great Britain and Northern Ireland;

working day means working day as defined in section 1173 of the 2006 Act; and

year means calendar year;

2.1.2	any reference to an uncertificated share, or to a share being held in uncertificated form shall (subject to regulation 42(11)(a) of the Uncertificated Securities Regulations) mean a share in the capital of the Company which is for the time being recorded on the Operator Register of Members (as defined in regulation 20(1) of the Uncertificated Securities Regulations) and any reference to a certificated share, or to a share being held in certificated form, shall mean any share other than an uncertificated share;

2.1.3	the expression member present in person shall be deemed to include a member present by proxy or, in the case of a corporate member, by a duly authorised representative and cognate expressions shall be construed accordingly;

2.1.4	any reference to days of notice shall be construed as meaning clear days;

2.1.5	words denoting the singular shall include the plural and vice versa, words denoting one gender shall include the other gender and words denoting persons shall be construed as including bodies corporate and unincorporated associations;

2.1.6	any other words or expressions defined in the 2006 Act or the Uncertificated Securities Regulations or, if not defined in that Act or those Regulations, in any other Statute (in each case as in force on the date of the adoption of these articles or any part of these articles), shall bear the same meaning in these articles or that part (as the case may be) except that the word company includes any body corporate;

2.1.7	subject to article 2.1.6, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force;

2.1.8	any reference to:

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2.1.8.1	a document includes reference to an electronic communication;

2.1.8.2	a document being executed includes references to it being executed under hand or seal or, in the case of an electronic communication, by electronic signature (including by way of an electronic signature platform, such as DocuSign) or such other means of verifying the authenticity of the communication that the board may from time to time approve;

2.1.8.3	an instrument means a written document having tangible form (e.g. on paper) and not comprised in an electronic communication;

2.1.8.4	in writing and written means the representation or reproduction of words, numbers or symbols in a legible and non-transitory form by any method or combination of methods whether comprised in an electronic communication or otherwise and including (without limitation) by e-mail;

2.1.8.5	address in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted by article 56.2, an identification number or a participant in the relevant system concerned) used for the purposes of such communications;

2.1.8.6	present means, for the purposes of physical general meetings, present in person, or, for the purposes of electronic general meetings, present by electronic means (and references to persons attending by electronic means is defined as attendance at electronic general meetings via the electronic platform(s) stated in the notice of such meeting);

2.1.9	references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

2.1.10	in relation to a share, any reference to a relevant system is a reference to the relevant system in which that share is a participating security.

2.2	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these articles.

2.3	Headings are inserted for convenience only and shall not affect construction of these articles.

3	Limited Liability

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

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Share Capital

4	Shares with special rights

Subject to the Statutes and without prejudice to any rights attached to any existing shares any shares may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, if no such resolution is in effect or so far as it does not make specific provision, as the board may determine), and, subject to the Statutes, shares may be issued on the terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder.

5	Uncertificated shares

5.1	Subject to the Statutes, the board may permit any class or classes of shares to be held and transferred in uncertificated form by means of a relevant system and may determine that any class of shares shall cease to be held and transferred in this way.

5.2	In relation to any share which is for the time being held in uncertificated form:

5.2.1	the Company may utilise the relevant system in which it is held to the fullest extent possible from time to time in the exercise of any of its powers or functions under the Statutes or these articles or others in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

5.2.2	any provision in these articles which is inconsistent with:

5.2.2.1	the holding of and transfer of title to that share in uncertificated form by means of a relevant system;

5.2.2.2	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system; or

5.2.2.3	any other provisions of the Statutes relating to the shares held in uncertificated form shall not apply

5.3	Where any share is for the time being held in uncertificated form and the Company is entitled under the Statutes or these articles to sell, transfer or otherwise dispose of, reallot, accept the surrender of, forfeit, or enforce a lien over that share, the Company shall be entitled, subject to the Statutes, these articles and the facilities and requirements of the relevant system:

5.3.1	to require the holder of that share by notice to convert that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

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5.3.2	to require the Operator to convert that share into certificated form in accordance with regulation 32(2)(c) of the Uncertificated Securities Regulations;

5.3.3	to require the holder of that share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

5.3.4	to require the holder of that share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

5.3.5	to take any other action that the board considers necessary or expedient to achieve the sale, transfer, disposal, reallotment, forfeiture or surrender of that share or otherwise to enforce a lien in respect of that share.

5.4	Subject to the Statutes, for the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form.

6	Consolidation, conversion and sub-division

6.1	All new shares created by any increase in the Company’s share capital, any sub-division or consolidation and division of its share capital or any conversion of stock into paid up shares shall be subject to the provisions of the Statutes and of these articles, including those relating to payment of calls, lien, transfer, transmission and forfeiture. Such new shares shall be unclassified unless otherwise provided by theses articles, by the resolution creating the shares or by the terms of allotment of the shares.

6.2	If as a result of a consolidation or sub-division of shares any members would become entitled to fractions of a share, the board may on behalf of those members deal with the fractions as they think fit. In particular, without limitation, the board may aggregate and sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company). For the purposes of any such sale, the board may appoint some person to transfer the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

Shares

7	Allotment

Subject to the Statutes relating to authority, pre-emption rights and otherwise, these articles and any resolution of the Company, the board may allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of shares in the capital of the Company to such persons, at such times and on such terms as the board may decide.

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8	Commissions

The Company may exercise all powers of paying commission and brokerage conferred by the Statutes or otherwise vested in the Company. Subject to the provisions of 2006 Act, the AIM Rules and any other rules made by the Financial Conduct Authority, the London Stock Exchange or any recognised investment exchange (within the meaning of FSMA), in each case, to the extent applicable to the Company from time to time, any such commission may be paid in cash or in fully or partly paid shares of the Company, or partly in one way and partly in another, as the Directors see fit.

9	Renunciation

The board may at any time after the allotment of any share but before any person has been entered in the register as the holder, recognise a renunciation of that share by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may think fit.

10	Interests and trusts

10.1	Except as required by law or by these articles, the Company shall not be bound by or compelled in any way to recognise (even when having notice of it) any interest in or in respect of any share, or any other right in respect of any share, except an absolute right to the entirety of that share in the holder.

10.2	The Company shall be entitled, but except as required by law shall not be bound, to recognise in such manner and to such extent as it may think fit any trusts in respect of any of the shares of the Company. Notwithstanding any such recognition, the Company shall not be bound to see to the execution, administration or observance of any trust, whether express, implied or constructive, in respect of any shares of the Company and shall be entitled to recognise and give effect to the acts and deeds of the holders of such shares as if they were the absolute owners of those shares. For these purposes, trust includes any right in respect of any share other than an absolute right to that share vested in the holder of it for the time being or any other right in case of a transmission of that share as are mentioned in these articles.

11	Variation of class rights

11.1	Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated in such manner as those rights may provide for or (if no such provision is made) either with:

11.1.1	the consent of the holders of not less than three-quarters in nominal value of the issued shares of that class and such consent shall be by one or more instruments; or

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11.1.2	with the authority of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.

11.2	All the provisions of these articles relating to general meetings of the Company and to the proceedings at those meetings shall apply, mutatis mutandis, to every such separate general meeting except that:

11.2.1	the quorum at any such meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

11.2.2	for the purposes of article 11.2.1 any person present by proxy is treated as holding or presenting only those shares in respect of which the proxy is authorised to exercise voting rights;

11.2.3	at any adjourned meeting any one holder of shares of the class present in person shall be a quorum;

11.2.4	any holder of shares of the class present in person may demand a poll; and

11.2.5	every such holder shall on a poll have one vote for every share of the class held by him.

Article 11.1 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking equally with, or subsequent to, that class of shares or by the purchase or redemption by the Company of any of its own shares.

Transfer of Shares

12	Form of transfers

12.1	Subject to the restrictions in these articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board.

12.2	All transfers of uncertificated shares shall be effected in accordance with the Statutes and the facilities and requirements of the relevant system and otherwise in accordance with any arrangements made by the directors under article 5.

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12.3	All transfers of certificated shares shall be effected by instrument in any usual or common form, or in any other form acceptable to the board. The instrument of transfer shall be executed by or on behalf of, the transferor and (except in the case of fully paid shares) by or on behalf of the transferee.

13	Refusal to register a transfer

13.1	The board may, in its absolute discretion, refuse to register:

13.1.1	any transfer of a certificated share which is not a fully paid share; and

13.1.2	any transfer of a share on which the Company has a lien

provided that in the case of any class of shares which is admitted to trading on AIM (or, in the case of any American Depositary Shares which are admitted to Nasdaq, from time to time) the refusal does not prevent dealings in those shares from taking place on an open and proper basis.

13.2	The board may, in its absolute discretion, decline to register the transfer of a certificated share unless the instrument of transfer:

13.2.1	is in respect of only one class of share;

13.2.2	is duly stamped, or adjudged or certified as not chargeable to stamp duty, and is deposited at the office, or at such other place as the board may from time to time determine; and

13.2.3	(except where the shares are registered in the name of a market nominee and no certificate has been issued for them) is accompanied by the relevant share certificate(s) and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

14	Retention of transfers

All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuse to register shall (except in any case where fraud or any other crime involving dishonesty is suspected) be returned to the person lodging it.

15	Further provisions relating to transfers

15.1	No fee will be charged by the Company for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares.

15.2	The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the register in respect of them.

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15.3	Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

15.4	Unless otherwise agreed by the board in any particular case, the maximum number of persons that may be entered on the register as joint holders of a share is four.

Destruction of Documents

16	Destruction of documents

16.1	Subject to compliance with any requirements of the Uncertificated Securities Regulations in the case of uncertificated shares, the board may arrange the destruction of the following documents held by the Company:

16.1.1	all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation;

16.1.2	all notifications of change of name and address and all dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of two years from the date of the recording them or, as the case may be, the date of such cancellation or cessation;

16.1.3	all instruments of transfer of shares and all other documents representing or purporting to represent the right to be registered as the holder of shares on the basis of which entries have been made in the register at any time after the expiration of six years from the date of the entry on the register;

16.1.4	all paid dividend warrants and cheques at any time after the expiration of two years from the date of actual payment;

16.1.5	all appointments (or records of appointment) of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of use;

16.1.6	all appointments (or records of appointment) of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the appointment of proxy relates and at which no poll was demanded.

16.2	It shall conclusively be presumed in favour of the Company that:

16.2.1	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

16.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

16.2.3	every share certificate so destroyed was a valid certificate duly and properly cancelled;

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16.2.4	every paid dividend warrant and cheque so destroyed was duly paid; and

16.2.5	every other document mentioned in article 16.1 so destroyed was a valid and effective document in accordance with the recorded particulars of it in the books or records of the Company provided that this article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant.

16.3	Nothing in this article shall be construed as imposing upon the Company or the board any liability in respect of the destruction of any such document earlier than stated in article 16.1, or in any other circumstances, which would not attach to the Company or the board in the absence of this article.

16.4	References in this article to the destruction of any document include references to its disposal in any manner.

Transmission of Shares

17	Transmission

If a member dies, the survivors or survivor where the deceased was a joint holder, or the personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing in these articles shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly.

18	Election of persons entitled by transmission

18.1	Any person becoming entitled to a share in consequence of a transmission event may, on producing such evidence as may be required by the board (and subject to the following provisions of this article), elect either to be registered as the holder of the share or to have another person nominated by him registered as the holder of the share.

18.2	If a person becoming entitled by transmission to a share elects to be registered as the holder he shall give notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share.

18.3	All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer or other action as if it were a transfer effected by the person from whom the title by transmission is derived and as if the transmission event had not occurred.

19	Rights of persons entitled by transmission

19.1	Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a registered share in consequence of a transmission event (upon supplying to the Company such evidence as the board may reasonably require to show his title to the share) shall be entitled to the same dividends and rights as those to which he would be entitled if he were the holder of the share. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled to attend or vote at meetings of the Company or to exercise any other rights or privileges of a member in relation to meetings of the Company, unless and until he shall have become a member in respect of the share.

19.2	The board may at any time give notice requiring a person becoming entitled to a share on a transmission event to elect to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

Disclosure of Interests in Shares

20	Disenfranchisement

20.1	If the holder of, or any other person appearing to be interested in, any share has been given notice under section 793 of the 2006 Act (a section 793 notice) and has failed in relation to that share (the default share) to give the Company the information required by that notice within the prescribed period from the date of service of the notice, the restrictions referred to below shall apply (provided that the board may waive those restrictions in whole or in part at any time).

20.2	If, while any of the restrictions referred to below apply to a share, another share is allotted in right of it (or in right of any share to which this article applies), the same restrictions shall apply to that other share as if it were a default share.

20.3	The restrictions referred to above are as follows:

20.3.1	the holder of the default shares shall not be entitled in respect of those shares to attend or vote at any general meeting or at any separate meeting of the holders of that class of shares or on a poll;

20.3.2	in addition, where the default shares in which any one person is interested or appears to the Company to be interested represent 0.25 per cent or more in nominal value of the issued shares of their class:

20.3.2.1	any dividend or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member and the member shall not be entitled to receive shares in lieu of any dividend;

20.3.2.2	no transfer of any shares held by the member shall be registered unless: (a) the holder is not himself in default as regards supplying the information required and the holder provides evidence to the satisfaction of the board that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer, or (b) the transfer is an approved transfer, or (c) registration of the transfer is required by the Uncertificated Securities Regulations.

20.4	For the purposes of this article:

20.4.1	a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained under any section 793 notice and any other relevant information) knows or has reasonable cause to believe that the person is, or may be, so interested;

20.4.2	an approved transfer in relation to any shares is a transfer under:

20.4.2.1	a takeover offer (within the meaning of section 974 of the 2006 Act) which relates to the share; or

20.4.2.2	a sale made through a recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any other stock exchange or market outside the United Kingdom on which shares of that class are normally traded; or

20.4.2.3	a bona fide sale of the whole of the beneficial interest in the shares to a person whom the board is satisfied is unconnected with the member or with any other person appearing to be interested in the share;

20.4.3	the percentage of issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time that the section 793 notice is served.

21	Service of notices on non-members and Depositaries

21.1	If a section 793 notice is given by the Company to a person appearing to be interested in any share, a copy of the notice shall be given to the holder at the same time, but the failure or omission to do so, or the non-receipt by that person of the copy, shall not prejudice the operation of this article.

21.2	Where default shares in which a person appears to be interested are held by a Depositary, the provisions of this Article 20 shall be treated as applying only to those shares held by the Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary.

22	Cessation of disenfranchisement

22.1	The sanctions under article 20 shall have effect for the period determined by the board being not more than seven days after the earlier of:

22.2	the Company being notified that the default shares have been transferred under an approved transfer or otherwise in accordance with article 20.3.2.2; or

22.3	the information required by the section 793 notice has been received in writing by the Company to the satisfaction of the board at the address supplied by the Company in the section 793 notice or otherwise expressly supplied by the Company for the purpose of receiving such information.

22.4	If any dividend or other distribution is withheld under article 20.3.2.1 above, the member shall be entitled to receive it as soon as practicable after the sanction ceases to apply.

23	Conversion of uncertificated shares

The Company may exercise any of its powers under article 5.3 in respect of any default share that is held in uncertificated form.

24	Section 794 and 795 of the 2006 Act

The provisions of articles 20 to 23 are without prejudice to the provisions of section 794 and 795 of the 2006 Act, and in particular the Company may apply to the Court under section 794(1) of the 2006 Act whether or not these provisions apply or have been applied.

General Meetings

25	Annual general meetings

The board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

26	Other general meetings

The board may convene other general meetings whenever it thinks fit. Other general meetings shall also be convened by the board on a requisition by members in accordance with the Statutes, or in default may be convened by such requisitionists in accordance with the Statutes. Other general meetings may also be convened in accordance with article 93.

27	Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, without limitation, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, with any necessary changes, in relation to every separate general meeting of the holders of any class of shares in the Company.

28	General meetings at more than one place

28.1	A general meeting may be held at more than one place if:

28.1.1	the notice convening the meeting specifies that it shall be held at more than one place; or

28.1.2	the board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

28.1.3	it appears to the chair of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

28.2	A general meeting held at more than one place shall be duly constituted and its proceedings valid if (in addition to the other provisions in these articles relating to meetings) the chair of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that each person present at each place is able to:

28.2.1	participate in the business for which the meeting has been convened;

28.2.2	hear and see all persons who speak (by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise, whether such equipment is in use when these articles are adopted or developed subsequently) in each meeting place, and be heard and seen by all other persons so present in the same way;

28.2.3	have access to all documents which are required by the Statutes or these articles to be made available at the meeting; and

28.2.4	(in accordance with his rights under the Statutes and these articles) vote on a show of hands and on a poll and be represented by a proxy.

28.3	The meeting shall be deemed to take place at the place at which the chair is present (the principal venue).

28.4	Article 41 shall apply to any interruption or adjournment of a meeting which is being held in more than one place.

28.5	Each person present in person at each meeting place shall be counted in the quorum for, and be entitled to vote at, the general meeting.

29	Electronic General Meetings

29.1	The board may resolve to enable persons entitled to attend a general meeting hosted on an electronic platform to do so by simultaneous attendance by electronic means with no member necessarily in physical attendance at the electronic general meeting. The members or their proxies present shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members attending the electronic general meeting who are not present together at the same place may, by electronic means, attend and speak and vote at it.

29.2	Nothing in these articles prevents a general meeting being held both physically and electronically.

30	Meaning of Participate

For the purposes of article 29 the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Statutes or these articles to be made available the meeting.

31	Security at Electronic General Meetings

31.1	The board and, at any electronic general meeting, the chair may make any arrangement and impose any requirement or restriction as is:

31.1.1	necessary to ensure the identification of those taking part and the security of the electronic communication; and

31.1.2	proportionate to those objectives,

and in this respect the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

32	Other arrangements for viewing/hearing proceedings

The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of, and to speak at, that meeting (in the manner set out in article 28) from a location which is not classified as a meeting place. The persons attending at any such location shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting. The inability for any reason of any person present at such a location to view or hear all or any of the proceedings of, or to speak at, the meeting shall not affect the validity of the proceedings of the meeting.

33	Arrangements regarding level of attendance

The board may from time to time make such arrangements for limiting the level of attendance at any location for which arrangements have been made under articles 28 and 32 as it considers appropriate. These arrangements may include the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to any specific venue) or the imposition of some random means of selection for admission to that venue. In this case, the arrangements must allow any members and proxies excluded from attendance at the principal venue to attend at one of the other venues.

34	Change in place and/or time of meeting

34.1	If, after the giving of notice of a meeting but before the meeting is held, or after the adjournment of a meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable for reasons beyond its control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which article 28 applies) and/or time, it may change the place (or as appropriate any of the places) and/or postpone the time at which the meeting is to be held.

34.2	If such a decision is made, the board may then change the place (or as appropriate any of the places) and/or postpone the time again if they decide that it is reasonable to do so.

34.3	In either case:

34.3.1	no new notice of the meeting need be given, but the board shall, if practicable, advertise the new place, date and/or time of the meeting in at least one leading national daily newspaper and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

34.3.2	notwithstanding article 56, an appointment of proxy in relation to the meeting may be deposited or delivered in any manner permitted by article 56.1.1 or 56.1.2 at any time not less than 48 hours before any new time fixed for holding the meeting. In calculating the 48 hour period, the board may decide not to take account of any part of a day that is not a working day.

35	Security

The board and, at any general meeting, the chair may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a meeting including, without limitation, requirements for evidence of identity to be produced by any person attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. A director or the secretary may refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions. They may also arrange for persons to be removed from a meeting.

Notice of General Meetings

36	Recipients of notice

Notice of a general meeting shall be given to all members (other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company), and to each of the directors and to the Auditor.

37	Period of notice

Save as permitted or required by the Statutes, an annual general meeting shall be called by not less than 21 days’ notice, and any other general meeting by 14 days’ notice.

38	Contents of notice

In addition to the provisions of the Statutes relating to the contents of the notice of general meeting (including, in relation to the place of the meeting, by identifying the principal venue and any other place at which the meeting is to be held under article 28), the notice shall include details of any arrangements made for the purpose of article 32 (making clear that participation in these arrangements will not amount to attendance at the meeting to which the notice relates).

Proceedings at General Meetings

39	Quorum

39.1	No business other than the appointment of a chair shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business and during the transaction of business. Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

39.2	If within 15 minutes from the time fixed for a general meeting (or such longer time as the chair of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, the meeting shall stand adjourned to such day, place and time as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chair may determine.

39.3	If at such adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

40	Chair

40.1	The chair of the board (if any), failing whom a deputy chair (if any), shall preside as chair at a general meeting. If there is no such chair or deputy chair or if at any meeting neither is present and willing to act within 15 minutes after the time fixed for holding the meeting, the directors present shall choose one of their number (or, if no director is present and willing to act, the members present and entitled to vote shall choose one of their number) to be chair of the meeting.

40.2	The chair of the meeting can take any action he or she considers appropriate for the proper and orderly conduct of the business to be carried out at the general meeting. The chair’s decision on matters of procedure or arising incidentally from the business of the meeting (including whether or not a matter falls in these categories) shall be final.

41	Adjournments

41.1	The chair of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or for an indefinite period) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

41.2	In addition, the chair may without such consent adjourn the meeting to another time and/or place if in his opinion:

41.2.1	it is or is likely to be impracticable to hold or continue the meeting because of the number of members wishing to attend; or

41.2.2	the conduct of any persons attending the meeting prevents or is likely to prevent the orderly conduct of the business of the meeting; or

41.2.3	(where a general meeting is being held at more than one place) the facilities at any such place have become inadequate for the purposes referred to in article 28.2; or

41.2.4	adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

41.3	Nothing in this article shall limit any other power vested in the chair to adjourn the meeting.

42	Place and time of adjourned meetings

If a meeting is adjourned for 30 days or more, or for an indefinite period, at least seven days’ notice shall be given specifying the time and place (or places, in the case of a meeting to which article 28 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

43	Directors’ entitlement to attend and speak

A director shall be entitled to attend and speak at any general meeting or class meeting of the Company notwithstanding that he is not a member of the Company.

44	Resolutions and amendments

44.1	Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chair of the meeting in his or her absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

44.2	No amendment to a resolution to be proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

44.2.1	at least 48 hours before the time fixed for the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered by means of an instrument to the office or such other place as may be specified by or on behalf of the Company for that purpose, or received in an electronic communication at such address (if any) for the time being notified by or on behalf of the Company for that purpose; or

44.2.2	the chair in his or her absolute discretion decides that the amendment may be considered and voted on.

44.3	In the case of a resolution to be proposed as a special resolution no amendment may be considered or voted upon, except an amendment to correct a patent error or as may otherwise be permitted by law.

44.4	If the chair rules an amendment to any resolution admissible or out of order (as the case may be), the proceedings on the resolution shall not be invalidated by any error in his ruling. Any ruling by the chair in relation to a resolution or an amendment to a resolution shall be final and conclusive.

44.5	With the consent of the chair, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

45	Methods of voting and demand for a poll

45.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or immediately after the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) demanded by:

45.1.1	the chair of the meeting; or

45.1.2	not less than five members present in person having the right to vote on the resolution; or

45.1.3	a member or members present in person representing in aggregate not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

45.1.4	a member or members present in person holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

45.2	The appointment of a proxy to vote on a matter gives the proxy the authority to demand or join in demanding a poll on that matter. In applying the provision of this article, a demand by a proxy counts for the purposes of article 45.1.2 as a demand by the member; for the purposes of article 45.1.3 as a demand by a member representing the voting rights that the proxy is authorised to exercise; and for the purposes of article 45.1.4 as a demand by a member holding the shares to which those rights are attached.

46	Conduct of poll and declaration of result

46.1	If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made. A demand for a poll may be withdrawn with the consent of the chair at any time before the poll is taken.

46.2	Unless a poll is demanded (and the demand is not withdrawn) a declaration by the chair that a resolution has been carried, or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against the resolution.

46.3	If a poll is demanded (and the demand is not withdrawn), it shall be taken in such manner as the chair may direct. A poll demanded on the election of a chair or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (being not more than 30 days after the date of the meeting at which the poll was demanded) and place as the chair may direct. No notice need be given of a poll whether taken at or after the meeting at which it was demanded. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

46.4	The chair may appoint scrutineers (who need not be members).

46.5	On a poll votes may be given either personally or by proxy or (if the member is a corporation) by the authorised representative and a person entitled to more than one vote need not use all his votes or cast all the votes he used in the same way.

47	Continuance of meeting

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of Members

48	Voting rights

48.1	Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company, on a vote on a resolution (whether on a show of hands or on a poll) members, their duly appointed proxies and duly authorised representatives of corporate members shall have voting rights as provided in the Statutes, except that on a vote on a resolution on a show of hands at a meeting a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and either:

48.1.1	the proxy has been instructed by one or more of those members to vote in one way and has been instructed by one or more other of those members to vote in the other way; or

48.1.2	the proxy has been instructed by one or more of those members to vote in one way and is given discretion as to how to vote by one or more other of those members and wishes to use that discretion to vote in the other way.

48.2	Nothing in these articles shall have the effect of permitting votes to be cast in advance on any resolution on a poll taken at a meeting.

48.3	For the avoidance of doubt (and without limiting article 49), article 2.1.3 shall apply to this article and a member present by proxy shall be deemed to be present in person.

49	Corporations acting by representatives

Any corporation which is a member of the Company may (by resolution of its board or other governing body) authorise any person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares in accordance with the Statutes. The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any representative.

50	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

51	Members incapable of managing their affairs

A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any court having jurisdiction (anywhere in the world) in matters concerning the protection or management of the affairs of persons incapable of managing their own affairs, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote shall be deposited at the office, or at such other place (if any) as is specified for the delivery or receipt of appointments of a proxy in accordance with these articles, not later than the last time by which the appointment of a proxy must be delivered or received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which the person proposes to vote and in default the right shall not be exercisable.

52	Calls in arrears

Unless the board otherwise determines, a member shall not be entitled to vote at a general meeting either personally or by proxy or (if the member is a corporation) by authorised representative in respect of any share held by him or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

53	Objections to voting

No objection shall be raised as to the qualification of any person to vote or as to the admissibility of (or exclusion of) any vote except at the meeting or adjourned meeting or poll at which that vote is given or tendered. Any objection shall be referred in due time to the chair of the meeting and shall only vitiate the decision of the meeting or poll on any resolution if the chair decides that the same may have affected that decision. The decision of the chair on such matters shall be final and conclusive.

54	Failure to vote in accordance with instructions

The Company shall have no obligation to enquire whether a proxy or corporate representative has voted in accordance with instructions given to him by the member or members he represents. Any failure by a proxy or corporate representative to vote in accordance with instructions shall not affect the validity of the vote.

Proxies

55	Appointment and form of proxy

55.1	A proxy need not be a member of the Company.

55.2	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

55.3	An appointment of proxy shall be:

55.3.1	by means of an instrument or contained in an electronic communication;

55.3.2	in any usual or common form or in any other form which the board may from time to time approve; and

55.3.3	be executed by the appointor or his agent or, if the appointor is a corporation of a duly authorised officer, attorney or other authorised person or under its common seal.

For the purpose of this article and article 56 an electronic communication which contains a proxy appointment need not comprise writing if the board so determines and in such case, if the board so determines, the appointment need not be executed but shall instead be subject to such conditions as the board may approve.

55.4	The board may, if it thinks fit, but subject to the Statutes, at the Company’s expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as the board may approve.

55.5	A member may appoint more than one proxy in relation to a meeting, provided that no more than one proxy is appointed per share. The member must specify the number of shares in respect of which each proxy is entitled to exercise rights.

56	Deposit of proxy

56.1	Without prejudice to article 34.3 the appointment of a proxy shall:

56.1.1	in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

56.1.1.1	in the notice convening the meeting; or

56.1.1.2	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

at least 48 hours before the time fixed for holding the meeting at which the person named in the appointment proposes to vote; or

56.1.2	in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

56.1.2.1	in the notice convening the meeting;

56.1.2.2	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

56.1.2.3	in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

be received at that address not less than 48 hours before the time appointed for holding the meeting at which the person named in the appointment proposes to vote; or

56.1.3	in either case, where a poll is taken more than 48 hours after it is demanded, or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for the original meeting, be delivered or received as set out in article 56.1.1 or 56.1.2 after the poll has been demanded or meeting adjourned at least 24 hours before the time appointed for the taking of the poll or (as the case may be) taking the meeting; or

56.1.4	in the case of an instrument, where a poll is not taken at the meeting at which it is demanded but is taken 48 hours or less after it was demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for the original meeting, be delivered at the meeting at which the poll was demanded or (as the case may be) delivered at the original meeting to the chair or to the secretary or to any director or as directed at the meeting by the chair, but the board may decide to treat a proxy as valid notwithstanding that it has not been received in accordance with this provision. In calculating the periods mentioned in this article 56.1, the board may decide not to take account of any part of a day that is not a working day.

56.2	Without limiting articles 55 or 56.1, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form an Uncertificated Proxy Instruction. The board may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. Notwithstanding any other provision in these articles, the board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of the holder. For the purpose of this article, Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned).

56.3	In the case of an appointment executed by an agent of a member who is not a corporation, there shall also be delivered or received, in the manner set out in article 56.1, the authority under which the appointment is executed or an office copy of it or a copy of it certified in accordance with section 3 of the Powers of Attorney Act 1971. In the case of an appointment signed by an officer or other agent of a corporation, the board may also require there to be delivered or received, in the manner set out in article 56.1, the authority under which the appointment is signed, or a notarially certified copy of it, or such other authorities or documents as shall be specified in the notice of the relevant meeting or in any appointment of proxy issued by the Company in connection with the relevant meeting.

56.4	If the appointment of proxy is not delivered or received in the manner required above, the appointment shall not be treated as valid and the person named in the appointment of proxy shall not be entitled to vote in respect of the shares in question.

56.5	No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its execution, except a power of attorney containing a power to act and vote for a member at meetings of the Company, and such a power, if duly notified to the Company once, shall not need to be delivered to or received by the Company again.

56.6	If two or more valid appointments of proxy are received in respect of the same share for use at the same meeting or on the same poll, the one which was executed last shall be treated as replacing and revoking the others; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

56.7	An appointment of a proxy shall, unless the contrary is stated on the proxy, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment of a meeting) having been duly delivered for the purposes of any meeting shall not require to be delivered again in relation to any subsequent meetings to which it relates.

56.8	An appointment of proxy shall be deemed to include the right to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit and to exercise the rights to speak at the meeting of the member or members he represents.

57	Termination of authority of proxy

A vote given or poll demanded by proxy or by an authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination or transfer shall have been received as mentioned in the next sentence at least 24 hours before the time fixed for the meeting or adjourned meeting or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time fixed for the taking of the poll at which the vote is cast. Such notice of termination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with article 56.1 or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with article 56.2 regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this article, an electronic communication which contains such notice of determination need not comprise writing if the board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing. In calculating the period mentioned in this article 57, the board may decide not to take account of any part of a day that is not a working day.

Directors

58	Number of directors

The number of directors (other than alternate directors) shall not be less than two or more than 10. The Company may, by ordinary resolution, from time to time vary the minimum and/or maximum number of directors.

59	Directors shareholding qualification

A director shall not be required to hold any shares of the Company by way of qualification.

Appointment and Retirement of Directors

60	Eligibility for election

No person other than a director retiring at the meeting shall be eligible for appointment as a director at any general meeting unless he is recommended by the board for election, or unless not less than seven nor more than 42 days before the day appointed for the meeting there shall have been given to the Company notice, executed by a member (other than the person to be proposed) entitled to attend and vote at the meeting, of his intention to propose such person for appointment, and also notice in writing signed by the person to be proposed of his willingness to be elected. The notice to be lodged by the proposing member shall state the particulars of the nominee which would, if he were appointed, be required to be included in the Company’s register of directors.

61	Appointment by ordinary resolution or by directors

Subject to these articles, the Company may by ordinary resolution appoint any person to be a director either to fill a casual vacancy or as an additional director. In addition, the board may at any time appoint any person to be a director either to fill a casual vacancy or as an additional director. In either case, the total number of directors shall not at any time exceed the maximum number (if any) fixed by, or in accordance with, these articles. Any person so appointed by the board shall hold office only until the next annual general meeting and shall then be eligible for election, but shall not be taken into account in determining the number of directors who are to retire by rotation at such meeting.

62	Separate resolutions for appointment of each director

A resolution of a general meeting for the appointment of a director shall relate to one named person; a single resolution for the appointment of two or more persons as directors shall be void, unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

63	Retirement of directors by rotation

At each annual general meeting at least one-third of the directors excluding those required to retire at that annual general meeting under article 61 or, if their number is not three or an integral multiple of three, the number nearest to but not exceeding one-third, shall retire from office.

64	Selection of directors to retire

64.1	Subject to the Statutes and these articles, the directors to retire by rotation shall include (so far as necessary to obtain the number required) any director who wishes to retire and not to offer himself for re-appointment. Any further directors to retire by rotation shall be those of the other directors who have been longest in office since their last appointment or re-appointment, but as between persons who were last appointed or re-appointed directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

64.2	The directors to retire on each occasion shall be determined by the composition of the board at the date of the notice convening the annual general meeting and no director shall be required to retire, or be relieved from retiring, by reason of any change in the number or identity of the directors after the date of such notice but before the close of the meeting. The names of the directors to retire by rotation shall be stated in the notice of the annual general meeting or in any document accompanying it.

64.3	A director retiring under article 61 or article 63 shall be eligible for re-appointment.

65	When directors deemed to be re-appointed

The Company may at the meeting at which a director retires under any provision of these articles, by ordinary resolution fill the office being vacated by electing to that office the retiring director or some other person eligible for appointment. In the absence of such a resolution, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the re-appointment of the director is put to the meeting and lost. If the director is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting resolves to appoint another person in his place or not to fill the vacancy, or the resolution to appoint him is put to the meeting and lost, or otherwise until the end of the meeting.

66	Additional powers of the Company

The Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director from office notwithstanding any provision of these articles or of any contract between the Company and such director (but without prejudice to any claim he may have for damages for breach of any such contract) and by ordinary resolution appoint another person in place of a director so removed from office, and any person so appointed shall be treated, for the purpose of determining the time at which he or any other director is to retire by rotation, as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment, the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

67	Disqualification of a director

The office of director shall be vacated in any of the following circumstances:

67.1	he is removed or prohibited from being a director under any provisions of the Statutes or these articles or (if applicable) the Nasdaq Rules;

67.2	he gives to the Company notice executed by him of his wish to resign, in which event he shall vacate that office on the delivery of that notice to the Company or at such later time as is specified in the notice;

67.3	if he becomes bankrupt, insolvent or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

67.4	if he is, or may be, suffering from mental disorder and/or either he is admitted to hospital for treatment, or an order is made by a court (whether in the United Kingdom or elsewhere) having jurisdiction in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs and, in either case, the board resolves that his office be vacated; or

67.5	having been appointed for a fixed term, the term expires or his office as a director is vacated under article 61; or

67.6	he is absent from meetings of the board for six consecutive months without leave and his alternate director (if any) has not, during such period, attended in his place and the board resolves that his office be vacated; or

67.7	he is removed from office by notice given to him and executed by all of his co-directors (or their alternates), but so that in the case of a director holding an executive office which automatically determines on his ceasing to be a director such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office.

68	Executive office

68.1	The board may appoint one or more directors to hold any executive office (including the office of chair, managing director or chief executive) on such terms and for such period (subject to the Statutes) as it may determine and may at any time revoke or terminate any such appointment, without prejudice to any claim under any contract entered into in any particular case.

68.2	The appointment of any director to any executive office specifically referred to in article 68.1 shall automatically determine if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company. The appointment of any director to any other executive office shall not automatically determine if he ceases to be a director, unless the contract or resolution under which he holds or is removed from office shall expressly state that it shall, in which event that cessation shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Alternate Directors

69	Power to appoint alternate directors

Any director (other than an alternate director) may appoint any person (including another director) to be his alternate director, and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of the majority of the other directors or a resolution of the board. Any of the directors may appoint the same alternate director.

70	Formalities for appointment and termination

70.1	Every appointment and removal of an alternate director shall be made by notice to the Company executed by the director making the appointment or removal (or in any other manner approved by the board) and shall, be effective (subject to article 69) on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office or at a board meeting or in the case of a notice contained in an electronic communication be at such address (if any) for the time being notified by or on behalf of the Company for the purpose.

70.2	The appointment of an alternate director shall determine on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases to be a director (otherwise than by retirement by rotation or otherwise at a general meeting at which he is re-appointed or deemed to be re-appointed) or if the approval of the directors to his appointment is withdrawn.

70.3	An alternate director may, by giving notice to the Company, executed by him, resign such appointment.

71	Alternate to receive notices

An alternate director shall be entitled to receive notices of board meetings and of all meetings of committees of which the director appointing him is a member to the same extent as the director appointing him and shall be entitled to attend and vote as a director and be counted for the purposes of a quorum at any such meeting at which the director appointing him is not personally present, and generally at such meeting, to exercise and discharge all the functions, powers and duties of his appointor as a director. For the purposes of the proceedings at such meeting, these articles shall apply as if he (instead of his appointor) were a director. If he shall himself be a director, or shall attend any such meeting as an alternate for more than one director, his voting rights shall be cumulative but he shall count as only one for the purpose of determining whether a quorum is present. If his appointor is for the time being absent from the United Kingdom, or temporarily unable to act through ill-health or disability, his signature to any resolution in writing of the directors shall be as effective as the signature of his appointor. An alternate director shall not (save as aforesaid) have power to act as a director nor shall he be deemed to be a director for the purposes of these articles.

72	Alternate may be paid expenses but not remuneration

An alternate director shall be entitled to be repaid expenses, and to be indemnified, by the Company to the same extent as if he were a director, but he shall not be entitled to receive from the Company any remuneration in respect of his services as an alternate director, except such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.

73	Alternate not an agent of appointor

Except as otherwise expressly provided in these articles, an alternate director shall be subject in all respects to these articles relating to directors. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Remuneration, Expenses and Pensions

74	Directors’ fees

The fees of the directors for their services as directors shall not exceed in aggregate £600,000 in any financial year (or such higher amount as the Company may from to time by ordinary resolution determine). Subject to this limit each director who does not hold an executive office or employment with the Company or a subsidiary of the Company shall be paid a fee (to accrue from day to day) at such rate as is from time to time determined by the board. Any fee payable under this article 74 shall be distinct from any remuneration payable by the Company to executive directors under service agreements or other amounts payable to a director under other provisions of these articles. Subject to these Articles, a Director's remuneration may:

74.1	take any form, and

74.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that Director.

75	Directors’ remuneration

Any director who holds any executive office (including for this purpose the office of chair or deputy chair whether or not such office is held in an executive capacity) or who serves on any committee or who acts as trustee of a retirement benefits scheme or employees’ share scheme or who otherwise performs services which, in the opinion of the board are beyond the ordinary duties of a director may be paid such extra remuneration by way of salary, commission or otherwise as the board may determine. Any payment of a kind described in this article 75 shall not be regarded as a fee falling within the provisions of article 74.

76	Expenses

The Company will pay to any director all proper and reasonable expenses incurred by him in attending and returning from meetings of the directors or of any committee or general meetings or otherwise in connection with the business of the Company or in the performance of his duties as a director.

77	Pensions and other benefits

The board shall have power to pay, provide or procure the grant of retirement, death or disability benefits, annuities or other allowances, emoluments, benefits or gratuities to any person who is or has been at any time director of, or in the employment or service of, the Company or of any other undertaking which is or was at some time:

77.1	the parent undertaking of the Company; or

77.2	a subsidiary undertaking of the Company or of such parent undertaking; or

77.3	otherwise associated with the Company or any such parent or subsidiary undertaking,

or of the predecessors in business of the Company or of any such parent or subsidiary undertaking or associate and to the families and other relatives or dependants of any such person. For that purpose the board may establish and maintain or participate in or contribute to any trust, scheme, association, arrangement or fund or pay premiums.

General Powers of Directors

78	Business to be managed by the directors

The business and affairs of the Company shall be managed by the board which, subject to the Statutes, these articles and any directions given by ordinary resolution, may exercise all the powers of the Company. No alteration of these articles and no such resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The general powers given by this article shall not be limited by any special authority or power given to the board by these articles or any resolution of the Company.

79	Provision for employees

The board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

80	Local boards

80.1	The board may make such arrangements as they think fit for the management and transaction of the Company’s affairs in any specified locality, whether in the United Kingdom or elsewhere, and, without prejudice to the generality of the foregoing, may:

80.1.1	establish any divisional or local boards, committees or agencies for managing any of the affairs of the Company and may appoint any one or more of the directors, or any other persons, to be members of such boards, committees, or agencies, or to be managers or agents, and may fix their remuneration;

80.1.2	delegate to any divisional or local board or committee, manager or agent any of its powers, authorities and discretions (with power to sub-delegate);

80.1.3	authorise the members of any divisional or local boards or committees or any of them to fill any vacancies in them, and to act notwithstanding vacancies.

80.2	Any such appointment or delegation may be made upon such terms and subject to such conditions as the board thinks fit; and the board may remove any person so appointed, and may revoke or vary any such delegation, but no person dealing in good faith shall be affected by the revocation or variation.

81	Powers of attorney and agents

The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in the board) and on such terms as the board determines and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the board may think fit. The board may revoke or vary such appointment, but no person dealing in good faith shall be affected by the revocation or variation.

82	Signature on cheques, etc

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the board (or any duly authorised committee of the board) shall from time to time determine.

Directors’ Interests

83	Director may have interests

83.1	For the purpose only of articles 84 to 90 below:

83.1.1	a conflict of interest includes a conflict of interest and duty and a conflict of duties;

83.1.2	an interest means a direct or an indirect interest;

83.1.3	an interest, transaction or arrangement of which a director is aware includes an interest, transaction or arrangement of which that director ought reasonably to be aware.

84	Power of the board to authorise conflicts of interest

84.1	The board may authorise any matter proposed to it in accordance with these articles which would, if not so authorised, involve a breach by a director of his duty to avoid conflicts of interest under the Statutes, including, without limitation, any matter which relates to a situation (a relevant situation) in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interest of the Company or the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it, but excluding any interest which cannot reasonably be regarded as likely to give rise to a conflict of interest. The provisions of this article do not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

84.2	Any such authorisation will be effective only if:

84.2.1	any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

84.2.2	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

84.3	The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted.

84.4	The board may vary or terminate any such authorisation at any time.

84.5	Provided that article 85 is complied with, a director, notwithstanding his office:

84.5.1	may be a party to or otherwise be interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

84.5.2	may hold any other office or place of profit under the Company (except that of Auditor or of Auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the board may arrange, either in addition to or in lieu of any remuneration provided for by any other article; and

84.5.3	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment.

84.6	The board may cause the voting rights conferred by the shares in any company held or owned by the Company to be exercised in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing the directors or any of them as directors or officers of (or in any other position in) such company, or voting or providing for the payment of any benefit to the directors or officers of, or holders of any other position in, such company).

84.7	Provided the acceptance, entry into or existence of it has been approved by the board under article 84.1 or it comes within article 84.5, a director, notwithstanding his office, shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any office or employment or from any transaction or arrangement or from any interest in any body corporate, no such transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such profit, remuneration or any other benefit constitute a breach of his duty under the Statutes not to accept benefits from third parties.

85	Declaration of interests

85.1	A director shall declare the nature and extent of his interest in a relevant situation within article 84.1 to the other directors.

85.2	A director who is aware that he is in any way interested in a proposed transaction or arrangement with the Company must declare the nature and extent of his interest to the other directors.

85.3	A director who is aware that he is in any way interested in a transaction or arrangement that has been entered into by the Company must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under article 85.2.

85.4	The declaration of interest must (in the case of article 85.3) and may, but need not (in the case of article 85.1 or 85.2), be made:

85.4.1	at a meeting of the directors; or

85.4.2	by general or specific notice to the directors in accordance with the Statutes.

85.5	If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further disclosure must be made.

85.6	Any declaration of interest required by article 85.1 above must be made as soon as reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

85.7	Any declaration of interest required by article 85.2 above must be made before the Company enters into the transaction or arrangement.

85.8	Any declaration of interest required by article 85.3 above must be made as soon as reasonably practicable.

85.9	For the purposes of articles 85.2 and 85.3 and, in the case of article 85.9.1 only, article 85.1, a director need not declare an interest:

85.9.1	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

85.9.2	if, or to the extent that, the other directors are already aware of it; or

85.9.3	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

85.9.3.1	by a meeting of the directors; or

85.9.3.2	by a committee of the directors appointed for the purpose under these articles.

86	Entitlement to keep information confidential

86.1	A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he has a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article applies only if the existence of that relationship has been approved by the board pursuant to article 84.1. In particular, the director shall not be in breach of the general duties he owes to the Company under the Statutes because he fails:

86.1.1	to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

86.1.2	to use or apply any such information in performing his duties as a director of the Company.

87	Avoiding conflicts of interest

87.1	Where the existence of a director’s relationship with another person has been approved by the board pursuant to article 84.1 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company under the Statutes because he:

87.1.1	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

87.1.2	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

88	Overriding principles

88.1	The provisions of articles 86 and 87 are without prejudice to any equitable principle or rule of law which may excuse the director from:

88.1.1	disclosing information in circumstances where disclosure would otherwise be required under these articles; or

88.1.2	attending meetings or discussions or receiving documents and information as referred to in article 85, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.

89	Directors’ powers to vote

89.1	A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying the terms of appointment), or the termination of the appointment, or as the holder of any office or place of profit with the Company or any undertaking in which the Company is interested. Where proposals for such resolutions relate to two or more directors, those proposals may be divided and a resolution may be put in relation to each director separately and in such case each of the directors concerned (if not otherwise debarred from voting) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning him.

89.2	Without limiting article 89.1 (and save as provided in article 89.4), a director shall not vote (or be counted in the quorum) in respect of any contract or arrangement or any other proposal in which he has an interest which (together with any interest of any person connected with him) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company.

89.3	If any question arises at any meeting as to the materiality of a director’s interest, or as to the entitlement of any director to vote, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chair of the meeting (or, if the director concerned is the chair, to the other directors at the meeting) and his or her ruling in relation to any director other than himself or herself (or, as the case may be, the ruling of the majority of the other directors in relation to the chair) shall be final and conclusive, except in a case where the nature or extent of the interests of the director concerned, so far as known to him or her, has not been fairly disclosed.

89.4	The prohibition in articles 89.1 and 89.2 shall not apply and a director may (in the absence of some other material interest) vote and be counted in the quorum in respect of any resolution concerning any of the following matters:

89.4.1	the giving of any guarantee, security or indemnity in respect of:

89.4.1.1	money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

89.4.1.2	a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

89.4.2	any contract concerning the subscription or purchase by him of shares, debentures or other securities of the Company under an offer or invitation to members or debenture holders of the Company, or any class of them, or to the public or any section of them;

89.4.3	any contract concerning any issue or offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase, in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

89.4.4	any contract concerning another company in which he is interested, directly or indirectly, and whether as an officer or member or otherwise, provided that he does not hold an interest (as the term is used in Part 22 of the 2006 Act) representing one per cent or more of any class of the equity share capital of such company (or of any third company through which his interest is derived and calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of the relevant company (any such interest being deemed for the purposes of this article to be a material interest in all circumstances);

89.4.5	any contract for the benefit of employees of the Company or of any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates;

89.4.6	any contract concerning the purchase or maintenance of insurance either for or for the benefit of any director or for persons who include directors;

89.4.7	any proposal for the Company (1) to provide him with an indemnity permitted by the Statutes, (2) to provide him with funds in circumstances permitted by the Statutes to meet his defence expenditure in respect of any civil or criminal proceedings or regulatory investigation or other regulatory action or in connection with any application for any category of relief permitted by the Statutes, or (3) to do anything to enable him to avoid incurring any such expenditure.

90	Relaxation of provisions

Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of articles 83 to 89 to any extent or ratify any transaction not duly authorised by reason of a contravention of these articles.

Proceedings of the Board

91	Board meetings

91.1	Subject to the provisions of these articles, the board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director may, and the secretary at the request of a director shall, at any time summon a board meeting.

91.2	Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent by instrument to him at his last known address or any other address given by him to the Company for this purpose or given using electronic communications to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings shall, during his absence, be sent by instrument or using electronic communication to him at an address given by him to the Company for this purpose but, in the absence of any such request, it shall not be necessary to give notice of a board meeting to any director for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively.

91.3	Without limiting the first sentence of article 91.1, a board meeting of the directors may consist of a conference between directors who are not all in one place, provided that each director who participates is able, directly or by telephonic or other communication (whether in use when these articles are adopted or developed subsequently), to speak to each of the others and to be heard by each of the others simultaneously. A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, at the place from where the chair of the meeting participates.

92	Quorum, competence and voting

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. A board meeting at which a quorum is present shall be competent to exercise all powers and discretions for the time being vested in or exercisable by the board.

Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes, the chair of the meeting shall have a second or casting vote.

93	Power of directors if number falls below minimum

The continuing directors or director at any time may act notwithstanding any vacancies in their number, but if, and so long as, the number of directors is less than the number fixed as the necessary quorum for board meetings, the continuing directors or director may act for the purpose of filling up such vacancies or calling general meetings of the Company, but not for any other purpose. If there are no directors or director able or willing to act, then any two members may call a general meeting for the purpose of appointing directors.

94	Chair

The board may appoint a chair and one or more deputy chairmen and determine the period for which each is to hold office. The board may also revoke any such appointment. The chair or, in his or her absence, any deputy chair (determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the board) shall preside at board meetings. If no chair or deputy chair shall have been appointed, or if at any meeting none of them be present within five minutes after the time fixed for holding the meeting or is willing to act as chair of the meeting, the directors present may choose one of their number to be chair of the meeting.

95	Resolutions in writing

A resolution in writing, executed by all the directors entitled to notice of and to vote at a board meeting (provided that their number is sufficient to constitute a quorum) shall be as valid and effective as a resolution passed at a board meeting duly convened and held. For this purpose:

95.1	a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) for the time being notified by the Company for that purpose;

95.2	a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both;

95.3	a resolution executed by an alternate director need not also be executed by his appointor; and

95.4	a resolution executed by a director who has appointed an alternate director need not also be executed by the alternate director in that capacity.

96	Delegation of powers

96.1	The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may revoke, withdraw or vary all or any of such powers.

96.2	Without limiting article 96.1, the board may delegate any of its powers, authorities or discretions to a committee. Any such committee shall, unless the board otherwise resolves, have power to sub-delegate to any sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more of the directors and (if thought fit, and subject to article 96.3) one or more other persons co-opted to the committee or sub-committee. Any such delegation shall be made on such terms and conditions as the board thinks fit, and may be revoked or altered.

96.3	Any committee or sub-committee so formed shall, in the exercise of the powers so delegated, conform to any regulations which may be imposed on it by the board. Any such regulations may provide for, or authorise, the co-option to the committee or sub-committee of persons other than directors and for such co-opted members to have voting rights as members of the committee or sub-committee provided that the majority of the members of the committee or sub-committee are directors, and no resolution of the committee or sub-committee shall be effective unless a majority of the members of the committee or sub-committee present at the meeting are directors or alternates of directors.

97	Proceedings of committees

The meetings and proceedings of any such committee or sub-committee with two or more members shall be governed by any regulations made by the board under article 96.3 and (subject to any such regulations) the provisions of these articles regulating the meetings and proceedings of the board so far as the same are applicable.

98	Validity of proceedings in spite of formal defect

All acts done by a meeting of the board or of any committee or sub-committee or by a person acting as a director or a member of a committee or sub-committee shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any member of the board or committee or sub-committee or person so acting, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified to be, and had continued to be, a director or member of the committee or sub-committee and had been entitled to vote.

Borrowing Powers

99	General power to borrow

Subject as provided in this article, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property, assets (present and future) and uncalled capital and, subject to and in accordance with the Statutes, to issue debentures and other securities, whether outright or as collateral security for any guarantee, debt, liability or obligation of the Company or of any third party.

100	Maximum limit on borrowings

The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only so far as by such exercise it can secure) that the aggregate principal amount of all borrowings by the Group outstanding at any time (exclusive of any borrowings which are owed by any Group company to another Group company and subject to articles 101.2 and 101.5 below) shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to three times the Adjusted Capital and Reserves.

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101	Interpretation of articles 100 to 105

101.1	For the purposes of the provisions of these articles relating to borrowing powers:

101.1.1	Adjusted Capital and Reserves shall mean the aggregate of:

101.1.1.1	the amount paid up or credited as paid up on the issued share capital of the Company and on any share capital that has been unconditionally allotted but not issued; and

101.1.1.2	the amounts standing to the credit of the reserves of the Group (including any share premium account, capital redemption reserve and revaluation reserve) after adding any credit balance or deducting any debit balance on the profit and loss account, as shown in the Latest Accounts but after:

101.1.1.3	making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in such share capital or reserves and so that for this purpose if the Company proposes to issue or has issued any shares for cash and the issue has been underwritten or agreed to be subscribed or taken up then these shares shall be deemed to have been allotted and the amount (including any premium) of the subscription moneys or consideration payable (not being moneys payable later than six months after the date of allotment) shall be deemed to have been paid up on the date when the issue of such shares was underwritten or agreed to be subscribed or taken (or if such underwriting or subscription or purchase was conditional, on the date when it becomes unconditional);

101.1.1.4	making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in the interests of the Company in its subsidiary undertakings (including any undertaking which was not a subsidiary undertaking at that date but which is so as at the relevant time) and any undertaking which was a subsidiary undertaking at the date of the latest accounts but which is no longer so at the relevant time and any variations as a result of the transaction in relation to which the calculation falls to be made;

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101.1.1.5	excluding any sums attributable to outside interests in any subsidiary undertaking;

101.1.1.6	deducting any distributions declared, recommended or made by a Group company (to a person other than another Group company) out of profits earned up to and including the date of the Latest Accounts (to the extent that any such distributions are not provided for in such Accounts);

101.1.1.7	making such other adjustments (if any) as the Auditor may consider appropriate;

101.1.2	borrowings shall, subject to articles 101.1.2.8 to 101.1.2.12 be deemed to include the following:

101.1.2.1	the principal amount for the time being outstanding and owing by a Group company in respect of any debenture whether issued for cash or otherwise other than a debenture for the time being owned by a Group company;

101.1.2.2	the principal amount raised by the Group company by acceptances under any acceptance credit opened on its behalf and in its favour by any bank or accepting house (not being acceptances in respect of the purchase or sale of goods or the provision of services in the ordinary course of business which are outstanding for six months or less);

101.1.2.3	the nominal amount of any share capital and the principal amount of any debenture or borrowings of any person to the extent that the payment or redemption or repayment is the subject of a guarantee or indemnity or security given by a Group company or which any Group company may be required to purchase but excluding any such share capital which is for the time being beneficially owned by, and any such borrowings which are for the time being owed to, a Group company;

101.1.2.4	the nominal amount of any share capital (other than equity share capital) of any subsidiary undertaking owned otherwise than by any Group company;

101.1.2.5	any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowing or deemed borrowings falling to be taken into account;

101.1.2.6	any amount in respect of a finance lease payable by a Group company which would be shown as being so payable in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts; and

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101.1.2.7	any part of the purchase price of any asset acquired by any Group company, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal title to such assets, or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;

but to exclude the following:

101.1.2.8	borrowings by a Group company to finance any contract in respect of which any part of the price receivable under the contract by that or any other Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group company) carrying on the business of providing credit insurance, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

101.1.2.9	borrowings by a Group company before, and outstanding after, it becomes a subsidiary undertaking of the Company and amounts secured on an asset before, and remaining so secured after, it is acquired by a Group company until six months after the undertaking becomes a subsidiary undertaking or the asset is acquired, as the case may be;

101.1.2.10	any guarantee or indemnity given by any Group company in respect of any amount or obligation deemed not to be moneys borrowed under this article;

101.1.2.11	any amount payable under any hire purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of article 101.1.2.6 above; and

101.1.2.12	borrowings incurred by a Group company for the purposes of repaying within six months of the borrowing all or any part of any borrowing made by it or another Group company, pending their application for that purpose during the period;

101.1.3	Excepted Foreign Currency Borrowings means borrowings denominated or repayable in a currency other than sterling which have the benefit of an HM Treasury exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in the exchange rates;

101.1.4	Group means the Company and its subsidiary undertakings from time to time and Group company means any undertaking in the Group;

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101.1.5	Latest Accounts means:

101.1.5.1	the latest audited balance sheet of the Company; or

101.1.5.2	(where the Company prepares an audited consolidated balance sheet in respect of the Group), the latest audited consolidated balance sheet of the Group together, in either case, with the latest audited balance sheet of any subsidiary undertaking of the Company which is not included above; if the Company prepares its main audited consolidated balance sheet in accordance with one accounting convention and a supplementary balance sheet in accordance with another convention the main one shall be taken as the audited consolidated balance sheet;

101.1.6	outside interests means the proportion of the nominal amount of the issued equity share capital of a partly owned subsidiary undertaking which is not attributable, directly or indirectly, to the Company;

101.1.7	subsidiary undertaking means a subsidiary undertaking of the Company.

101.2	For the purposes of any calculation under this article:

101.2.1	borrowings by a partly owned subsidiary undertaking and not owing to another Group company shall (notwithstanding article 101.1.2 of this article) be taken into account subject to the exclusion of a proportionate amount of such borrowings corresponding to the outside interests;

101.2.2	borrowings owing to a partly owned subsidiary undertaking by another Group company shall (subject to article 101.1.2 of this article and article 101.2.3 below) be taken into account to the extent of the proportionate amount of such borrowings corresponding to the outside interests;

101.2.3	in the case of borrowings and moneys owing to a partly owned subsidiary undertaking by another partly owned subsidiary undertaking, the proportion which would otherwise be taken into account under article 101.2.2 above shall be reduced by the exclusion of a proportionate amount of such borrowings corresponding to the outside interests in the borrowing subsidiary undertaking;

101.2.4	no amount shall be taken into account more than once in any calculation of moneys borrowed; and

101.2.5	any borrowing denominated or repayable, or any cash deposited, in a currency other than sterling shall:

101.2.5.1	with the exception of Excepted Foreign Currency Borrowings, be translated into sterling at the rate of exchange in London at the close of business on the last business day before the date on which the calculation is made or, if it would result in a lower figure, at the rate of exchange in London at the close of business on the date of the Latest Accounts and so that, for these purposes, the rate of exchange in London shall be taken as the spot rate quoted by a London clearing bank selected by the board for the purchase by the Company of the currency and amount in question for sterling; and

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101.2.5.2	in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange applicable to such borrowings on their repayment to the extent that such rate is fixed under the scheme or other arrangement in connection with which the borrowing arises, provided that, where it is not possible to determine such rate, the borrowing shall be translated into sterling on such basis as may be agreed with, or determined by, the Auditor or otherwise in accordance with the provisions of article 101.2.5.1.

101.3	In determining the amount of any borrowings or debentures or of any share capital for the purpose of this article there shall be taken into account the nominal or principal amount thereof (or, in the case of partly-paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final repayment or redemption.

101.4	If moneys are borrowed or debentures or shares are issued on terms that they may be repayable or redeemable (or that any Group company may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the member, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made.

101.5	There shall be offset against the amount of the borrowings any amounts beneficially owned by a Group company which represent the value of cash deposited and which would be shown as a current asset in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, subject, in the case of any such items which are beneficially owned by a partly owned subsidiary undertaking, to the exclusion of a proportionate amount of those items corresponding to outside interests in that subsidiary undertaking. For these purposes, cash deposited means an amount equal to the aggregate for the time being of all cash deposits with any bank or other person (not being a Group company), the realisable value of any certificates issued by governments and companies and other readily realisable deposits.

102	Fluctuating rates of exchange

The Company shall not be in breach of the borrowing limit under this article by reason of the limit being exceeded as a result only of any fluctuation in rates of exchange provided that within six months of the board becoming aware of any such fluctuation or change which would but for this provision have caused such a breach, the aggregate principal amount of all borrowings by the Group in accordance with this article is reduced to an amount not exceeding the said limit.

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103	Changes in legislation

If as a result of any change in legislation relating to or affecting taxation matters, any amount payable by a Group company in respect of any finance lease shall increase and, if in consequence the borrowing limit under this article is exceeded, an amount of moneys borrowed equal to the excess may be disregarded until the expiration of six months after the date on which the board becomes aware that such a situation has arisen.

104	Validity of borrowing arrangements

No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or inquire whether the limit imposed under article 100 is observed, and no debt incurred or security given in excess of such limit shall be void or voidable at the instance of the Company or any other Group company unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the limit had been or would thereby be exceeded.

105	Certification of Auditor

A certificate or report by the Auditor as to the amount of Adjusted Capital and Reserves or the amount of borrowings or to the effect that the limit imposed by this article has or has not been or will or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact.

Secretary

106	Secretary

The secretary shall be appointed by the board on such terms and for such period as it thinks fit. Any secretary so appointed may be removed from office by the board at any time, but without prejudice to any claim for damages for breach of any contract between him and the Company. If thought fit, the board may appoint two or more persons as joint secretaries, and may also appoint one or more deputy and/or assistant secretaries, in each case on such terms as it thinks fit.

Seals

107	Seals

107.1	The board shall provide for the safe custody of the seal and any securities seal and neither shall be used without the authority of the board.

107.2	The board may determine who shall sign any instrument to which the seal is affixed, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with.

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107.3	Unless otherwise decided by the board:

107.3.1	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

107.3.2	every other instrument to which a seal is affixed shall be signed autographically or manually on behalf of the Company by two of the directors, or by a director and the secretary or by a director in the presence of a witness who attests the signature.

107.4	Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document.

107.5	A document signed, with the authority of the board, by a director and the secretary, by two directors or by one director in the presence of a witness who attests the signature and expressed to be executed by the Company shall have the same effect as if executed under seal.

Minutes and Books

108	Minutes and books

108.1	The board shall cause minutes to be made in books kept for the purpose:

108.1.1	of all appointments of officers made by the board;

108.1.2	of the names of the directors (or their alternates) and any other persons present at each meeting of the board and of any committee formed under article 96; and

108.1.3	of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the board and of any committees formed under article 96.

108.2	Any such minutes shall be conclusive evidence of any such proceedings if signed by the chair of the meeting at which the proceedings were held or by the chair of the next succeeding meeting.

108.3	The secretary must ensure that all resolutions of the board passed otherwise than at board meetings are kept for at least ten years.

Dividends

109	Declaration of dividends

The Company may, by ordinary resolution, declare dividends in accordance with the respective rights of the members, and may fix the time for payment of such dividends, but no dividend shall exceed the amount recommended by the directors.

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110	Interim dividends

The board may pay interim dividends (including any dividend payable at a fixed rate) if it appears to the board that they are justified by the financial position of the Company. If at any time the share capital of the Company is divided into different classes, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividends as well as on shares with preferred rights unless at the time of a payment a preferential dividend is in arrears. If the board acts in good faith, none of the directors shall incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any dividend on any shares with rights ranking after or pari passu with those shares.

111	Calculation and currency of dividends

111.1	Unless and to the extent that the rights attached to, or the terms of issue of, any share otherwise provide:

111.1.1	all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid (provided that, in accordance with article 131, no amount paid on a share in advance of calls shall be treated as paid on that share); and

111.1.2	dividends may be declared or paid in any currency.

111.2	The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his share in one currency shall be paid or satisfied in another, and may agree the basis for conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

112	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

113	Permitted deductions

The board may deduct from any dividend or other moneys payable to any member (either alone or jointly with another) on or in respect of a share all such sums (if any) presently payable by him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

114	Waiver of dividends

The waiver, in whole or in part, of any dividend on any share by any document shall be effective only if such document is executed by the holder (or the person entitled to the share in consequence of a transmission event) and delivered to the Company and if, or to the extent that, the same is accepted as such or acted upon by the Company.

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115	Manner of payment of dividends

115.1	Any dividend or other moneys payable in respect of a share may be paid to the member or, where permitted by the Company in relation to article 115.1.3, to such other person as the member (or, in the case of joint holders of a share, all of them) may direct by notice given to the Company. Such dividend or other moneys may be paid:

115.1.1	by cheque or warrant made payable to the payee or (where there is more than one payee) to any one of them; or

115.1.2	by any direct debit, bank or other funds transfer system (including, without limitation, payment through a relevant system) to such account as the payee or payees shall direct by notice given to the Company; or

115.1.3	in respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the member, by means of a relevant system (subject always to the facilities and requirements of that relevant system);

115.1.4	by any other method approved by the board and agreed by the member (or, in the case of joint holders of a share, all of them).

115.2	A cheque or warrant may be sent by post:

115.2.1	to the registered address of the holder of the share or, in the case of joint holders, to the registered address of the person whose name stands first in the register; or

115.2.2	if a person is entitled by transmission to the share, as if it were a notice to be given under article 151; or

115.2.3	in any case, to such person and to such address as the holder or joint holders may direct by notice given to the Company.

115.3	Without limiting article 115.1.3, payment by means of a relevant system may include the Company, or any person on its behalf, sending an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing. In this article 115.3, “cash memorandum account’ means an account so designated by the Operator of the relevant system.

116	Risk and discharge of Company

Every cheque or warrant sent in accordance with these articles shall be sent at risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with article 115. Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by a bank or other funds transfer system or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system shall be a good discharge to the Company.

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117	Receipts of joint holders

Any person registered as a joint holder of any share or who is entitled jointly to a share in consequence of a transmission event may give an effective receipt for any dividend or other moneys payable or property distributable in respect of the share.

118	Scrip dividends

118.1	The board may, with the authority of an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive further ordinary shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a scrip dividend) in accordance with the following provisions of this article.

118.2	The ordinary resolution may specify a particular dividend (whether or not declared) or may specify all or any dividends payable within a specified period expiring no later than five years after the date of the ordinary resolution. Any such offer shall, where practicable, be made prior to or contemporaneously with the announcement of the dividend in question and any related information as to the Company’s profits for the relevant financial period or part of it.

118.3	The basis of allotment shall be determined by the board so that, as nearly as possible, the value of the further ordinary shares (including any fractional entitlement) is equal to the amount of the cash dividend which would otherwise have been paid (disregarding any associated tax credit).

118.4	For such purpose the value of the further ordinary shares shall be the average of the middle market quotations of a share of that class derived from the AIM section of the Daily Official List of the London Stock Exchange, or the middle-market quotation of American Depositary Shares in Nasdaq (adjusted as the Directors shall determine to reflect the number of Ordinary Shares represented by each American Depositary Share), on each of the first five consecutive business days on which such shares are quoted “ex dividend” or shall be calculated in such other manner as may be determined by the ordinary resolution.

118.5	The board shall, after determining the basis of allotment, give notice to the members of the right of election accorded to them and shall specify the procedure to be followed in order to make the election. The board is not required to give notice to a member who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the dividend then proposed to be paid.

118.6	The dividend (or that part of it) in respect of which an election for a scrip dividend has been made shall not be paid and instead further ordinary shares shall be allotted in accordance with the election; for such purpose the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums as are available for the purpose as the board may consider appropriate and shall apply the same in paying up in full the shares for such allotment.

118.7	The further ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue, save only as regards participation in the relevant dividend.

118.8	The board may do all acts and things as it considers necessary or expedient to give effect to any such capitalisation, with full power to the board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The board may authorise any person to enter into, on behalf of all the members interested, an agreement with the Company providing for such capitalisation and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

118.9	To the extent that the entitlement of the holder of ordinary shares in respect of any dividend is less than the value of one new ordinary share (as determined for the basis of any scrip dividend) the board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

118.10	Notwithstanding the foregoing, the board may at any time prior to payment of any specific dividend determine that the dividend shall be payable wholly in cash after all and that all elections made in respect of that dividend shall be disregarded. The dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be admitted to AIM (or Nasdaq, as the case may be) at any time prior to the due date of issue of the additional shares or if the listing is suspended and not reinstated by the date immediately preceding the due date of such issue.

118.11	The board may determine that the right of election shall not be made available to any members with registered addresses in any territory where, in the opinion of the board, this would be unlawful or compliance with local laws or regulations would be unduly onerous.

119	Retention and forfeiture of dividends

119.1	The board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or other obligations in respect of which the lien exists.

119.2	The board may retain dividends payable upon shares in respect of which any person is, under the provisions as to the transmission of shares contained above, entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

119.3	Without prejudice to article 119.5, all unclaimed dividends or other moneys payable on, or in respect of, a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other moneys payable on, or in respect of, a share into a separate account shall not constitute the Company a trustee in respect of it.

119.4	The Company shall not be obliged to send any dividends or other sums payable in respect of a share to the holder of that share if such a payment sent by the Company to that person in accordance with article 115 is returned undelivered or left uncashed or, if sent by means of electronic payment, has failed (whether by way of a funds transfer system or otherwise) in each case on at least two consecutive occasions, or, following one such occasion, if reasonable enquiries have failed to establish the new address for that person or, with respect to a payment to be made by a funds transfer system, a new account for that purpose. The entitlement conferred on the Company by this article in respect of any member shall cease if the member notifies the Company of an address or, where payment is to be made by a funds transfer system, details of the account, to be used for that purpose.

119.5	Any dividends unclaimed after a period of 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and shall cease to remain owing by the Company.

120	Dividends in specie

120.1	The Company may, upon the recommendation of the board, by ordinary resolution direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company).

120.2	Where any difficulty arises with respect to such distribution, the board may settle the same as it thinks fit and, in particular, may:

120.2.1	issue fractional certificates or may appoint any person to sell and transfer any fractions or disregard fractions altogether;

120.2.2	fix the value for distribution of such specific assets or any part of them;

120.2.3	determine that cash payments shall be made to any members on the basis of the value so fixed in order to ensure equality of distribution; and

120.2.4	vest any such specific assets in trustees on such trusts for the persons entitled to the dividend as the board may think fit.

Record Dates

121	Fixing of record dates

121.1	Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares, the Company or the board may by resolution specify a date (the record date) as the date at the close of business by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

121.2	In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

Capitalisation of Profits and Reserves

122	Capitalisation of reserves

122.1	The board may, with the authority of an ordinary resolution of the Company:

122.1.1	resolve to capitalise any sum standing to the credit of any reserve or other fund of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of the profit and loss account not required for paying any preferential dividend (whether or not it is available for distribution);

122.1.2	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, or otherwise deal with such sum as directed by the resolution, provided that the share premium account, the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid; and

122.1.3	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend.

122.2	The board may do all acts and things it considers necessary or expedient to give effect to such capitalisation. Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions for payment in cash or otherwise or whereby fractional entitlements are disregarded or under which the benefit of fractional entitlements accrues to the Company rather than the member concerned).

122.3	The board may also authorise any person to sign, on behalf of all the persons entitled to share in the distribution, an agreement with the Company providing for such capitalisation and any matters incidental to it, and any such agreement shall be binding on all such persons.

Certificates

123	Issue of share certificates

123.1	Except as provided in article 123.3, every person whose name is entered in the register as the holder of any certificated shares shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him and, if he transfers a part of his holding of the shares represented by a share certificate, or elects to hold part in uncertificated form, to a certificate for the balance of his holding of certificated shares.

123.2	Every share certificate shall be issued by the Company in such manner as the board may decide (which may include use of the seal or securities seal or, in the case of shares on a branch register, an official seal for use in the relevant territory by one or more directors or the secretary or other person authorised to sign the share certificate on behalf of the Company). Each share certificate shall specify the nominal value, the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares. No share certificate shall be issued representing shares of more than one class.

123.3	The Company shall not be bound to issue more than one share certificate for shares held jointly by more than one person and delivery of a share certificate to one joint holder shall be a sufficient delivery to all of them. No share certificate shall be issued in respect of any shares held by a market nominee.

124	Cancellation and replacement of share certificates

124.1	Any two or more share certificates representing shares of any one class held by any member may, at his request, be cancelled and a single new share certificate for all such shares issued in lieu without charge.

124.2	If any member shall surrender a share certificate representing shares held by him for cancellation and request the Company to issue in lieu two or more certificates representing such shares in such proportions as he may specify, the board may, if it thinks fit, comply with such request on payment of such fee (if any) as the board may decide.

124.3	If a share certificate is damaged, defaced, worn out, or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder on request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions (if any) as to evidence, indemnity and security for such indemnity, and the payment of any expenses of the Company in connection with the request, as the board thinks fit.

124.4	In the case of joint holders of a share any such request may be made by any one of the joint holders.

Calls on Shares

125	Power to make calls

The board may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares, whether in respect of the nominal value of the shares or any premium (subject always to the terms of allotment of those shares). Each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the Company, the amount called on his shares as required by the notice. A call may be required to be paid in instalments and may be revoked or postponed by the board in whole or in part at any time before receipt by the Company of the payment due under it. A person upon whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call was made.

126	Time when call made

A call shall be deemed to have been made at the time when the resolution of the board authorising that call is passed.

127	Liability of and receipts by joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of that share.

128	Failure to pay call

128.1	If a sum called in respect of a share is not paid before or on the due date for payment, the person from whom the sum is due shall pay interest on the sum from the due date for payment to the date of actual payment at the rate fixed by the terms of the allotment of the share or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the 2006 Act), and all expenses incurred by the Company by reason of such non-payment, but the board may, in any case or cases, waive payment of such interest and expenses, wholly or in part.

128.2	No dividend, or other payment or distribution, in respect of any such share shall be paid or distributed and no other rights, which would otherwise normally be exercisable in accordance with these articles by a holder of fully paid shares, may be exercised by the holder of any share so long as any such amount, or any interest, costs, charges or expenses payable in accordance with this article 128 in relation thereto, remains unpaid.

129	Other sums due on shares

Any sum which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall, for the purposes of these articles, be deemed to be a call duly made and payable on the date fixed for payment. In the case of non-payment, the provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become due and payable by virtue of a call.

130	Power to differentiate

On any issue of shares the board may make arrangements to differentiate between the holders of the shares as to the amount of calls to be paid and the times of payment.

131	Payments of calls in advance

The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him, and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made. The Company may pay interest upon the moneys so received (until they would but for such advance become payable) at such rate as may be agreed between the member paying such sum and the board. No sum paid up in advance of calls shall entitle the holder of the share in respect of which that sum has been paid to any portion of a dividend, or other payment or distribution, declared in respect of any period prior to the date upon which such sum would, but for such payment, become payable.

Forfeiture, Surrender and Lien

132	Notice on failure to pay a call

132.1	If the whole or any part of any call or instalment of a call remains unpaid after the due date for payment, the board may give notice to the person from whom it is due requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued on it and any costs, charges and expenses incurred by the Company by reason of such non-payment.

132.2	The notice shall name a further day (not being less than 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment in accordance with the notice, the share on which the call was made or instalment is payable will be liable to be forfeited.

133	Forfeiture for non-compliance

133.1	If a notice given under article 132 is not complied with, any share to which that notice relates may, at any time before the payment required by that notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited share and not actually paid or distributed before forfeiture. The board may accept a surrender of any share liable to be forfeited.

133.2	A person all or any of whose shares have been forfeited or surrendered shall cease to be a member in respect of those shares and shall surrender any certificate for those shares to the Company for cancellation.

134	Notice of forfeiture

When any share has been forfeited, notice of the forfeiture shall be given to the holder of the share or, as the case may be, the person entitled to the share by transmission, and an entry of such notice having been given, and of the date of the forfeiture, shall be made in the register but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

135	Annulment of forfeiture

The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon the terms of payment of all calls and interest due upon and expenses incurred in connection with the call and forfeiture proceedings and upon any further terms it may think fit.

136	Disposal of forfeited shares

A share so forfeited or surrendered shall become the property of the Company and may (subject to the Statutes) be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture or surrender the holder of the share or to any other person upon such terms and in such manner as the board shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid. Where, for the purposes of its disposal, a forfeited or surrendered share held in certificated form is to be transferred to any person, the board may appoint any person to execute an instrument of transfer of the share to or in accordance with the directions of that person. Where, for the purpose of its disposal, a forfeited or surrendered share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company’s powers under article 5.3. The Company may receive the consideration given for the share on its disposal.

137	Extinction of rights

A person any of whose shares have been forfeited or surrendered shall remain liable to pay to the Company all moneys which, at the date of forfeiture or surrender, were presently payable by him to the Company in respect of the shares, with interest on such moneys on the rate at which interest was payable on those moneys before the forfeiture or surrender or, if no interest was payable, at the rate determined by the board, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the 2006 Act), from the date of forfeiture or surrender until payment. The board may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

138	Lien on partly paid shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable (whether or not due) in respect of that share. The lien shall extend to all dividends and other payments or distributions payable or distributable in respect of the relevant share. The board may waive any lien which has arisen and may declare any share to be exempt, wholly or partially, from the provisions of this article.

139	Enforcement of lien by sale

139.1	The Company may sell any share on which it has a lien in such manner as the board thinks fit, but no sale shall be made unless an amount payable on the share in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice demanding payment of the amount presently payable, and giving notice of the intention to sell in default, has been given to the holder for the time being of the share or the person entitled to it by reason of a transmission event.

139.2	To give effect to that sale the board may appoint any person to transfer the share sold to, or in accordance with the directions of, the buyer.

140	Application of proceeds of sale

The net proceeds of the sale, after payment of the Company’s costs associated with the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists, and any residue shall (subject to a like lien for debts or liabilities not presently payable but which existed on the share prior to the sale) on surrender to the Company for cancellation of the certificate (if any) in respect of the share sold, be paid to the person entitled to the share immediately before the sale.

141	Evidence of forfeiture or lien

A statutory declaration by a director or the secretary of the Company and that a share has been forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the relevant transfer being made) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share. The remedy of any person aggrieved in respect of the proceedings shall be in damages only and against the Company exclusively.

Untraceable Members

142	Power to dispose of shares of untraced members

142.1	The Company may sell, in such manner as the board sees fit and at the best price reasonably obtainable, any share held by a member or to which a person is entitled by transmission if:

142.1.1	the share has been in issue for at least the previous 12 years and during that period at least three cash dividends have become payable in respect of the share and have been sent by the Company in a manner authorised by these articles;

142.1.2	during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque or warrant or other payment for an amount payable in respect of the share has been cashed or otherwise paid and no communication has been received by the Company from the member or person;

142.1.3	the Company has, after the expiration of that period, published advertisements in at least one leading national newspaper and one newspaper circulating in the area in which the last known address of the member (or person entitled by transmission to the share) or the address at which notices may be given under these articles is located, in each case giving notice of its intention to sell the share; and

142.1.4	the Company has not, during a further period of three months after the publication of those advertisements and prior to the sale of the share, received any communication in respect of the share from the member or person entitled by transmission.

142.2	The Company shall also be entitled to sell, in the manner provided for in article 142.1, any share (additional share) issued on or before the date of publication of the first of any advertisements under article 142.1 in right of any share to which that article applies (or in right of any share to which this article 142.2 applies) if the conditions in articles 142.1.2 to 142.1.4 are satisfied in relation to the additional share (but as if references to a period of 12 years were references to a period beginning on the date of allotment of the share and ending on the date of publication of the first advertisements referred to above).

142.3	To give effect to any sales under this article the board may:

142.3.1	where the shares are held in certificated form, appoint any person to execute, as transferor, an instrument of transfer of the shares to, or in accordance with the directions of, the buyer;

142.3.2	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to or in accordance with the directions of the buyer.

142.4	The buyer shall not be bound to see the application of the purchase money; nor shall the title of the new holder to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

143	Sale procedure and application of proceeds

143.1	The Company shall be indebted to the person entitled to the share at the date of sale for an amount equal to the net proceeds of sale, but no trust shall be created and no interest shall be payable in respect of the proceeds of sale pending payment of the net proceeds of sale to such person, and the proceeds may be used in the Company’s business or invested in such a way as the board may from time to time think fit.

143.2	No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any money earned on the net proceeds.

Accounts

144	Accounts

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the office or, subject to the Statutes, at such other place or places as the board thinks fit and shall always be open to the inspection by the Company’s officers. No member (as such) shall have any right of inspecting any account or book or document of the Company except as conferred by law or ordered by a court of competent jurisdiction or authorised by the board.

145	Summary of financial statements

Where permitted by the Statutes, the Company may send a summary financial statement in the form specified by the Statutes to the persons who would otherwise be entitled to be sent a copy of the Company’s full annual accounts and reports.

Auditor

146	Validity of acts of Auditor

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

Service of Notices and Other Documents

147	Notices in writing

Any notice to be given to or by any person under these articles (other than a notice calling a meeting of the board) shall be in writing, except where otherwise expressly stated. Any such notice may be given using electronic communications provided sent to such address (if any) for the time being notified for that purpose to the person sending the notice by or on behalf of the person to whom the notice is sent and in the case of communications between the Company and its members, in accordance with the following articles 148 and 149.

148	Method of giving notice to members

148.1	The Company shall give any notice or other document under these articles to a member by whichever of the following methods it may in its absolute discretion determine:

148.1.1	personally; or

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148.1.2	by posting the notice or other document in a prepaid envelope addressed, in the case of a member, to his registered address, or in any other case, to the person’s usual address; or

148.1.3	by leaving the notice or other document at that address; or

148.1.4	by sending the notice or other document using electronic communications to such address (if any) for the time being notified to the Company by or on behalf of the member for that purpose; or

148.1.5	in accordance with article 148.2; or

148.1.6	by any other method approved by the board.

148.2	A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall be entitled to receive notices and other documents from the Company at that address, but, unless he does so, shall not be entitled to receive any notice from the Company. Without limiting the previous sentence, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such address shall be ignored for the purposes of determining the validity of proceedings at such meeting.

148.3	Subject to the Statutes the Company may also give any notice or other document under these articles to a member by publishing that notice or other document on a website where:

148.3.1	the Company and the member have agreed to the member having access to the notice or document on a website (instead of it being sent to him);

148.3.2	the notice or document is one to which that agreement applies;

148.3.3	the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

148.3.3.1	the publication of the notice or document on a website;

148.3.3.2	the address of that website; and

148.3.3.3	the place on that website where the notice or document may be accessed, and how it may be accessed; and

148.3.4	the notice of document is published on that website throughout the publication period and (if applicable) continues to be so published until the conclusion of the meeting (and any adjourned meeting), provided that, if the notice or document is published on that website for a part, but not all of, such period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would be reasonable to have expected the Company to prevent or avoid.

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148.4	In article 148.3 publication period means:

148.4.1	in the case of a notice of an adjourned meeting under article 42 of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notice referred to in article 148.3.2 is sent or (if later) is deemed given; and

148.4.2	in any other case, a period of not less than 21 days, beginning on the day following that on which the notification referred to in article 148.3.2 is sent or (if later) is deemed given.

148.5	The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the giving of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

148.6	Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was given. Proof that a notice or other document contained in an electronic communication was sent or given in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these articles, or, if the board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent or given. A notice or other document sent by the Company to a member by post shall be deemed to be given or delivered:

148.6.1	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

148.6.2	if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted;

148.6.3	in any other case, on the second day following that on which the envelope containing it was posted.

148.7	A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed given to the member on the day on which the electronic communication was sent to the member. Such a notice or other document shall be deemed given by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

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148.8	A notice, document or other communication shall be deemed to have been given if made available on a website, when the recipient was deemed to have received notification of the fact that the material was available on the website, in accordance with this Article and if such notice, document or communication is sent by means of a relevant system, when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the communication.

149	Notice by members

Unless otherwise provided by these articles, a member or a person entitled by transmission to a share shall give any notice or other document under these articles to the Company by whichever of the following methods he may in his absolute discretion determine:

149.1	by posting the notice or other document in a prepaid envelope addressed to the office; or

149.2	by leaving the notice or other document at the office; or

149.3	by sending the notice or other document using electronic communications to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

150	Notice to joint holders

In the case of joint holdings, all notices and other documents shall be given or sent to the joint holder whose name appears first in the register and this shall be sufficient delivery to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having given an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall be disregarded.

151	Notice to persons entitled by transmission

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred whether or not the Company has notice of the transmission event.

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152	Disruption of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one leading national daily newspaper and such notice shall be deemed to have been given to all members and other persons entitled to receive it on the day when the advertisement appears (or first appears). In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

153	Deemed notice

A member present in person at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

154	Successors in title bound by notice to predecessor

Every person who becomes entitled to a share shall be bound by any notice (other than a notice given under section 793 of the 2006 Act) in respect of that share which, before his name is entered in the register, was given to the person from whom he derives his title.

155	Reference to notices are to notifications

Except when the subject or context otherwise requires, in articles 148.1, 148.2, 148.5, 148.6, 149 and 150 references to a notice include without limitation references to any notification required by the Statutes or these articles in relation to the publication of any notices or other documents on a website.

156	Statutory requirements

Nothing in these articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

157	Record date for delivery

157.1	For the purposes of giving notices of meetings or other documents, whether under these articles or under section 310(1) of the 2006 Act, any other Statute or any other statutory instrument, the Company may determine that persons entitled to receive such notices or other documents are those persons entered on the register at the close of business on a day determined by it.

157.2	The day determined by the Company under article 157.1 may not be more that 21 days before the day that the notice of the meeting or other document is sent.

157.3	For the purposes of determining which persons are entitled to attend and/or vote at a meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend and/or vote at the meeting. In calculating the period mentioned in this article 157.3, no account shall be taken of any part of a day that is not a working day.

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Winding Up

158	Liquidator may distribute in specie

If the Company is being wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a special resolution and any other sanction required by the Statutes:

158.1	divide among the members in specie the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how such division shall be carried out as between the members or different classes of members; and/or

158.2	vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit but so that no member shall be compelled to accept any assets in respect of which there is any liability.

Provisions for Employees

159	Provision for employees

The board may, by resolution, exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation, or the transfer to any person, of the whole, or part of, the undertaking of the Company or that subsidiary undertaking.

Indemnity

160	Indemnity

Subject to the provisions of and so far as may be consistent with the Statutes, every director or other officer of the Company shall be indemnified out of the funds of the Company against all costs, charges, losses, expenses and liabilities incurred by him for negligence, default, breach of duty or breach of trust or otherwise in relation to the affairs of the Company or of an associated company, or in connection with the activities of the Company, or of an associated company, as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act).

161	Insurance

161.1	Without prejudice to article 160 the board shall have the power to purchase and maintain insurance for or for the benefit of any person who is or was at any time:

161.1.1	a director or other officer of any Relevant Company (as defined in article 161.2 below); or

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161.1.2	a trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of any Relevant Company or employees’ share scheme in which employees of any Relevant Company are interested, including (without limitation) insurance against any liability within article 160 incurred by him in relation to any Relevant Company, or any such pension fund, retirement or other scheme or employees’ share scheme.

161.2	For these purposes Relevant Company shall mean the Company or any other undertaking which is or was at some time:

161.2.1	the parent undertaking of the Company; or

161.2.2	a subsidiary undertaking of the Company or of such parent undertaking; or

161.2.3	otherwise associated with the Company or any such parent or subsidiary undertaking or the predecessors in business of the Company or of any such parent or subsidiary undertaking or associate.

162	Forum Selection

162.1	Unless the Company consents in writing to the selection of an alternative forum, the Courts of England and Wales shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

162.1.1	any derivative action or proceeding brought on behalf of the Company;

162.1.2	any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the 2006 Act); or

162.1.3	any action arising out of or in connection with these Articles (pursuant to any provision of the laws of England and Wales or the Memorandum and Articles of Association (as either may be may be amended from time to time), or otherwise in any way relating to the constitution or conduct of the Company.

162.2	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto.

162.3	For the avoidance of doubt, nothing contained in this Article 162 shall apply to any action brought to enforce a duty or liability created by the United States Securities Exchange Act of 1934 Act, as amended, or any successor thereto.

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